                                                                    Exhibit (jj)

                                FOURTH AMENDMENT
                                       TO
                             TRUST AGREEMENT NO. 7

         WHEREAS, Cleveland-Cliffs Inc ("Cleveland-Cliffs") and AmeriTrust Company National Association entered into Trust Agreement No. 7 (the "Agreement") effective April 9, 1991, which Agreement was amended on three previous occasions; and

         WHEREAS, Key Trust Company of Ohio, N.A. (the "Trustee") is the successor in interest to Society National Bank, which was the successor in interest to AmeriTrust Company National Association; and

         WHEREAS, Cleveland-Cliffs and the Trustee desire to amend certain Exhibits to the Agreement;

         NOW, THEREFORE, effective July 1, 1997, Cleveland-Cliffs and the Trustee hereby amend the Agreement by revising EXHIBIT A and EXHIBIT B thereto, which EXHIBITS A and B are attached hereto and made a part hereof, to provide as hereinafter set forth in such attached EXHIBITS A and B.



                                    *  *  *



IN WITNESS WHEREOF, Cleveland-Cliffs and the Trustee have executed this Fourth Amendment at Cleveland, Ohio this 15 day of July, 1997.

                                        CLEVELAND-CLIFFS INC



                                        By /s/ R. F. Novak
                                          -------------------------------------
                                          Title: Vice President-Human Resources



                                        KEY TRUST COMPANY OF OHIO, N.A.



                                        By /s/ Kelley Clark
                                          -------------------------------------
                                          Title: Vice President

                                        By /s/ J.A. Radazzo
                                          -------------------------------------
                                          Title: VP

                                                                EXHIBIT A
                                                                ---------


                   All Senior Officers and Other Full-Time
                  Salaried Employees Grade EX-28 and Above/
                        Eligible Participants in SERP

   Name                              Title
----------          --------------------------------------------
M. T. Moore         Chairman and Chief Executive Officer
J. S. Brinzo        Executive Vice President-Finance and Planning
W. R. Calfee        Executive Vice President-Commercial
T. J. O'Neil        Executive Vice President-Operations
J. W. Sanders       Senior Vice President-International Development
A. S. West          Senior Vice President - Sales
F. L. Hartman       Vice President and General Counsel
R. F. Novak         Vice President-Human Resources
J. A. Trethewey     Vice President-Operations Services
C. B. Bezik         Vice President and Treasurer
R. Emmet            Vice President and Controller
G. N. Chandler      Vice President-Reduced Iron
J. E. Lenhard       Secretary and Assistant General Counsel
R. C. Berglund      General Manager-Northshore Mine
L. G. Dykers        General Manager-Hibbing Taconite
D. Lebel            General Manager-Wabush Mines
M. P. Mlinar        General Manager-Tilden Mine
T. S. Petersen      General Manager-Empire Mine
J. N. Tuomi         General Manager-LTV Steel Mining Company
R. W. von Bitter    General Manager-Cliffs Reduced Iron Corp.

6-30-97

                                                                      Exhibit B

                              CLEVELAND-CLIFFS INC
                      SUPPLEMENTAL RETIREMENT BENEFIT PLAN
               (AS AMENDED AND RESTATED EFFECTIVE JANUARY 1, 1997)
               ---------------------------------------------------


                                TABLE OF CONTENTS
                                -----------------

                                                                               Page
                                                                               ----


1.       DEFINITIONS............................................................  1
         -----------

2.       DETERMINATION OF THE SUPPLEMENTAL PENSION PLAN BENEFIT.................  3
         ------------------------------------------------------

3.       PAYMENT OF THE SUPPLEMENTAL PENSION PLAN BENEFIT.......................  4
         ------------------------------------------------

4.       FORFEITABILITY.........................................................  6
         --------------

5.       GENERAL................................................................  6
         -------

6.       ADOPTION OF SUPPLEMENTAL RETIREMENT BENEFIT PLAN.......................  8
         ------------------------------------------------

7.       MISCELLANEOUS..........................................................  8
         -------------

8.       AMENDMENT AND TERMINATION............................................... 9
         -------------------------

9.       EFFECTIVE DATE......................................................... 10
         --------------



                              CLEVELAND-CLIFFS INC
                      SUPPLEMENTAL RETIREMENT BENEFIT PLAN
               (AS AMENDED AND RESTATED EFFECTIVE JANUARY 1, 1997)
               ---------------------------------------------------


                  WHEREAS, Cleveland-Cliffs Inc ("Cleveland-Cliffs") and its subsidiary corporations and affiliates have established, or may hereafter establish, one or more qualified retirement plans;

                  WHEREAS, the qualified retirement plans, pursuant to Sections 401(a) and 415 of the Internal Revenue Code of 1986, as amended, place certain limitations on the amount of contributions that would otherwise be made thereunder for certain participants;

                  WHEREAS, Cleveland-Cliffs now desires to provide for the contributions which would otherwise have been made for such participants under certain of its qualified retirement plans except for such limitations, in consideration of services performed and to be performed by each such participant for Cleveland-Cliffs and its subsidiaries and affiliates; and

                  WHEREAS, Cleveland-Cliffs has entered into, and Cleveland-Cliffs and its subsidiary corporations and affiliates may in the future enter into, agreements with certain executives providing for additional service credit and/or other features for purposes of computing retirement benefits, in consideration of services performed and to be performed by such executives for Cleveland-Cliffs and its subsidiaries and affiliates.

                  NOW, THEREFORE, Cleveland-Cliffs hereby amends and restates and publishes the Supplemental Retirement Benefit Plan heretofore established by it, which shall contain the following terms and conditions:

                  1. DEFINITIONS. A. The following words and phrases when used in this Plan with initial capital letters shall have the following respective meanings, unless the context clearly indicates otherwise. The masculine whenever used in this Plan shall include the feminine.

                  B. "AFFILIATE" shall mean any partnership or joint venture of which any member of the Controlled Group is a partner or venturer and which shall adopt this Plan pursuant to paragraph 6.

                  C. "BENEFICIARY" shall mean such person or persons (natural or otherwise) as may be designated by the Participant as his Beneficiary under this Plan. Such a designation may be made, and may be revoked or changed (without the consent of any previously designated Beneficiary), only by an instrument (in form acceptable to Cleveland-Cliffs) signed by the Participant and may be revoked or changed (without the consent of any previously designated Beneficiary), only by an instrument (in form acceptable to Cleveland-Cliffs) signed by the Participant and filed with Cleveland-Cliffs prior to the Participant's death. In the absence of such a designation and at any other time when there is no existing Beneficiary designated by the Participant to whom payment is to be made pursuant to his designation, his Beneficiary shall be his beneficiary under the Pension Plan. A person designated by a Participant as his Beneficiary who or which ceases to exist shall not be entitled to any part of any payment thereafter to be made to the Participant's Beneficiary unless the Participant's designation specifically provided to the contrary. If two or more persons designated as a Participant's Beneficiary are in existence, the amount of any payment to the Beneficiary under this Plan shall be divided equally among such persons unless the Participant's designation specifically provided to the contrary. Notwithstanding the foregoing, the Beneficiary of a Participant who elects the form of benefit elected by the Participant under the Pension Plan shall be the same beneficiary designated by him or her thereunder.

                  D. "CODE" shall mean the Internal Revenue Code of 1986, as it has been and may be amended from time to time.

                  E. "CODE LIMITATIONS" shall mean the limitations imposed by Sections 401(a) and 415 of the Code, or any successor thereto, on the amount of the benefits which may be payable to a Participant from the Pension Plan.

                  F. "CONTROLLED GROUP" shall mean Cleveland-Cliffs and any corporation in an unbroken chain of corporations beginning with Cleveland-Cliffs, if each of the corporations other than the last corporation in the chain owns or controls, directly or indirectly, stock possessing not less than fifty percent of the total combined voting power of all classes of stock in one of the other corporations.

                  G. "EMPLOYER(S)" shall mean Cleveland-Cliffs and any other member of the Controlled Group and any Affiliate which shall adopt this Plan pursuant to paragraph 6.

                  H. "PARTICIPANT" shall mean each person (i) who is a participant in the Pension Plan, (ii) who is a senior corporate officer of Cleveland-Cliffs or a full-time salaried employee of an Employer who has a Management Performance Incentive Plan Salary Grade of EX-28 or above, and (iii) who as a result of participation in this Plan is entitled to a Supplemental Benefit under this Plan. Each person who is as a Participant under this Plan shall be notified in writing of such fact by his Employer, which shall also cause a copy of the Plan to be delivered to such person.

                  I. "PENSION PLAN" shall mean, with respect to any Participant, the defined benefit plan specified on Exhibit A hereto in which he participates.

                  J. "SUPPLEMENTAL AGREEMENT" shall mean, with respect to any Participant, an agreement between the Participant and an

Employer, and approved by Cleveland-Cliffs if it is not the Employer, which provides for additional service credit and/or other features for purposes of computing retirement benefits.

                  K. "SUPPLEMENTAL BENEFIT" or "SUPPLEMENTAL PENSION PLAN BENEFIT" shall mean a retirement benefit determined as provided in paragraph 2.

                  L. "SUPPLEMENTAL RETIREMENT BENEFIT PLAN" or "PLAN" shall mean this Plan, as the same may hereafter be amended or restated from time to time.

                  2. DETERMINATION OF THE SUPPLEMENTAL PENSION PLAN BENEFIT. Each Participant or Beneficiary of a deceased Participant whose benefits under the Pension Plan payable on or after January l, 1995 are reduced (a) due to the Code Limitations, or (b) due to deferrals of compensation by such Participant under the Cleveland-Cliffs Inc Voluntary Non- Qualified Deferred Compensation Plan (the "Deferred Compensation Plan"), and each Participant who has entered into a Supplemental Agreement with his Employer (and, where applicable a Beneficiary of a deceased Participant), shall be entitled to a Supplemental Pension Plan Benefit, which shall be determined as hereinafter provided. A Supplemental Pension Plan Benefit shall be a monthly retirement benefit equal to the difference between (i) the amount of the monthly benefit payable on and after January l, 1995 to the Participant or his Beneficiary under the Pension Plan, determined under the Pension Plan as in effect on the date of the Participant's termination of employment with the Controlled Group and any Affiliate (and payable in the same optional form as his Actual Pension Plan Benefit, as defined below), but calculated without regard to any reduction in the Participant's compensation pursuant to the Deferred Compensation Plan, and as if the Pension Plan did not contain a provision (including any phase-in or extended wear away provision) implementing the Code Limitations, and after giving effect to the provisions of any Supplemental Agreement, and (ii) the amount of the monthly benefit in fact payable on and after January 1, 1995 to the Participant or his Beneficiary under the Pension Plan. If the benefit payable to a Participant or Beneficiary pursuant to clause (ii) of the immediately preceding sentence (herein referred to as "Actual Pension Plan Benefit") is payable in a form other than a monthly benefit, such Actual Pension Plan Benefit shall be adjusted to a monthly benefit which is the actuarial equivalent of such Actual Pension Plan Benefit for the purpose of calculating the monthly Supplemental Pension Plan Benefit of the Participant or Beneficiary pursuant to the preceding sentence. For any Participant whose benefits become payable under the Pension Plan on or after January 1, 1995, the Supplemental Pension Plan Benefit includes any "Retirement Plan Augmentation Benefit" which the Participant shall have accrued under the Deferred Compensation Plan prior to the amendment of such Plan as of January l, 1991 to delete such Benefit. The acceptance by the Participant or his Beneficiary of any Supplemental Pension Plan Benefit pursuant to paragraph 3 shall constitute payment of the

Retirement Plan Augmentation Benefit included therein for purposes of the Deferred Compensation Plan prior to such amendment.

                  3.       PAYMENT OF THE SUPPLEMENTAL PENSION PLAN BENEFIT.
                           -------------------------------------------------

                  (a) A Participant's (or his Beneficiary's) Supplemental Pension Plan Benefit (calculated as provided in paragraph 2) shall be converted, at the time of his termination of employment with the Controlled Group and each Affiliate, into ten annual installment payments (the "Ten Installment Payments") of equivalent actuarial value. The equivalent actuarial value shall be determined by the actuary selected by Cleveland-Cliffs based on the 1971 TPF&C Forecast Mortality Table set back one year, the Pension Benefit Guaranty Corporation interest rate for immediate annuities then in effect, and other factors then in effect for purposes of the Pension Plan.

                  (b) If the Participant voluntarily terminates employment with, or retires under the terms of the Pension Plan from, the Controlled Group and each Affiliate, or the Participant's employment with the Controlled Group and each Affiliate is involuntarily terminated, the Participant's former Employer shall pay the Ten Installment Payments to the Participant beginning on the first day of the month following the Participant's retirement under the Pension Plan, and on each anniversary thereafter until the Ten Installment Payments have been made; provided, however, that if the Participant has effectively elected another form of distribution, such Participant's former Employer shall pay or commence payment in such other form of distribution beginning on the first day of the month following the date of the Participant's retirement under the Pension Plan.
                           A Participant who voluntarily terminates employment with, or who retires under the terms of the Pension Plan from, the Controlled Group and each Affiliate may by written notice filed with the Administrator at least one (1) year prior to the Participant's voluntary termination of employment with, or retirement from, the Controlled Group and each Affiliate elect to defer commencement of the payment of his benefit until a date selected in such election. Any such election may be changed by the Participant at any time and from time to time without the consent of any other person by filing a later signed written election with the Administrator; provided that any election made less than one (1) year prior to the Participant's voluntary termination of employment or retirement shall not be valid, and in such case payment shall be made in accordance with the Participant's prior election, or otherwise in accordance with this paragraph 3.

                  (c) A Participant may elect to receive his Supplemental Pension Plan Benefit in one of the following forms of distribution in lieu of the Ten Installment Payments:

                           (1)      Lump sum payment;

                           (2)      Annual installments over 2 to 15 years;

                           (3) A combination of (1) and (2) above with the percentage payable under each option specifically designated by the Participant; or

                           (4) The form of benefit distribution elected by the Participant under the Pension Plan.

                           Payments made under these options shall commence as of the first day of the month following the Participant's retirement under the Pension Plan; provided, however, that with respect to a lump sum payment, such payment shall be made at the end of the of the first month of retirement or at the end of the month following death.

                           The payments made under these forms shall be of equivalent actuarial value to the Ten Installment Payments as determined by the actuary selected by Cleveland-Cliffs based on the actuarial factors and assumptions provided for in the second sentence of paragraph 3(a). Notwithstanding the foregoing, the Administrator may, at any time, direct that annual installments shall be made quarterly. If the Participant dies before receiving all of the installment payments, the remaining installment payments shall be paid in a lump sum to the Participant's Beneficiary. Any co-pensioner or survivor payments elected under clause (4) of this paragraph 3(c) shall be paid to the co-pensioner or survivor, as appropriate. The Participant's election of one of the forms of distribution set forth above shall be made by written notice filed with the Administrator at least one (1) year prior to the Participant's voluntary or involuntary termination of employment, retirement, death or disability. Any such election may be changed by the Participant at any time and from time to time without the consent of any other person by filing a later signed written election with the Administrator; provided that any election made less than one (1) year prior to the Participant's voluntary or involuntary termination of employment, retirement, death or disability shall not be valid, and in such case payment shall be made in accordance with the Participant's prior election; and provided, further, that the Administrator may, in its sole discretion, waive such one (1) year period upon a request of the Participant made while an active employee of his or her Employer.

                  (d) Anything contained in this paragraph 3 to the contrary notwithstanding, in the event a Participant's employment with the Controlled Group and each Affiliate is involuntarily terminated, the Administrator may, at any time, direct immediate payment of such Participant's benefit under the Plan and the manner of distribution for such payment; provided, however, that if the administrator elects immediate payment as set forth in this paragraph 3(d), such payment shall not be made in accordance with the distribution alternative described in paragraph 3(c)(4) of the Plan.

                  (e) Notwithstanding any other provision of this paragraph 3, a Participant may elect to receive a lump sum distribution of part or all of his or her benefits under clause (1), (2), or (3) of paragraph 3(c) if (and only if) the amount subject to such distribution is reduced by six percent (6%). Any distribution made pursuant to such an election shall be made within 60 days of the date such election is submitted to the Administrator. The remaining six percent (6%) of the electing Participant's benefit balance subject to such lump sum distribution shall be forfeited.

                  4. FORFEITABILITY. Anything herein to the contrary notwithstanding, if the Board of Directors of Cleveland-Cliffs shall determine in good faith that a Participant who is entitled to a benefit hereunder by reason of termination of his employment with the Controlled Group and each Affiliate, during the period of 5 years after termination of his employment or until he attains age 65, whichever period is shorter, has engaged in a business competitive with Cleveland-Cliffs or any member of the Controlled Group or any Affiliate without the prior written consent of Cleveland-Cliffs, such Participant's rights to a supplemental Pension Plan Benefit hereunder and the rights, if any, of his Beneficiary shall be terminated and no further Supplemental Benefit shall be paid to him or his Beneficiary hereunder.

                  5. GENERAL. A. The entire cost of this Supplemental Retirement Benefit Plan shall be paid from the general assets of one or more of the Employers. It is the intent of the Employers to so pay benefits under the Plan as they become due; provided, however, that Cleveland-Cliffs may, in its sole discretion, establish or cause to be established a trust account for any or each Participant pursuant to an agreement, or agreements, with a bank and direct that some or all of a Participant's benefits under the Plan be paid from the general assets of his Employer which are transferred to the custody of such bank to be held by it in such trust account as property of the Employer subject to the claims of the Employer's creditors until such time as benefit payments pursuant to the Plan are made from such assets in accordance with such agreement; and until any such payment is made, neither the Plan nor any Participant or Beneficiary shall have any preferred claim on, or any beneficial ownership interest in, such assets. No liability for the payment of benefits under the Plan shall be imposed upon any officer, director, employee, or stockholder of Cleveland-Cliffs or other Employer.

                  B. No right or interest of a Participant or his Beneficiary under this Supplemental Retirement Benefit Plan shall be anticipated, assigned (either at law or in equity) or alienated by the Participant or his Beneficiary, nor shall any such right or interest be subject to attachment, garnishment, levy, execution or other legal or equitable process or in any manner be liable for or subject to the debts of any Participant or Beneficiary. If any Participant or Beneficiary shall attempt to or shall alienate, sell, transfer, assign, pledge or otherwise encumber his benefits under the Plan or any part thereof, or if by reason of his bankruptcy or other event happening at any time such benefits would devolve upon anyone else or would not be enjoyed by him, then Cleveland-Cliffs may terminate his interest in any such benefit and hold or apply it to or for his benefit or the benefit of his spouse, children or other person or persons in fact dependent upon him, or any of them, in such a manner as Cleveland-Cliffs may deem proper; provided, however, that the provisions of this sentence shall not be applicable to the surviving spouse of any deceased Participant if Cleveland-Cliffs consent: to such inapplicability, which consent shall not unreasonably be withheld.

                  C. Employment rights shall not be enlarged or affected hereby. The Employers shall continue to have the right to discharge or retire a Participant, with or without cause.

                  D. Notwithstanding any other provisions of this Plan to the contrary, if Cleveland-Cliffs determines that any Participant may not qualify as a "management or highly compensated employee" within the meaning of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or regulations thereunder, Cleveland-Cliffs may determine, in its sole discretion, that such Participant shall cease to be eligible to participate in this Plan. Upon such determination, the Employer shall make an immediate lump sum payment to the Participant equal to his then vested Supplemental Benefit. Upon such payment, no benefits shall thereafter be payable under this

Plan either to the Participant or any Beneficiary of the Participant, and all of the Participant's elections as to the time and manner of payment of his Supplemental Benefit shall be deemed to be cancelled.

                  6. ADOPTION OF SUPPLEMENTAL RETIREMENT BENEFIT PLAN. Any member of the Controlled Group or any Affiliate which is an employer under the Pension Plan may become an Employer hereunder with the written consent of Cleveland-Cliffs if such member or such Affiliate executes an instrument evidencing its adoption of the Supplemental Retirement Benefit Plan and files a copy thereof with Cleveland-Cliffs. Such instrument of adoption may be subject to such terms and conditions as Cleveland-Cliffs requires or approves.

                  7. MISCELLANEOUS.  A.  The Plan shall be administered
by the Plan Administrator (the "Administrator"). The Administrator shall have such powers as may be necessary to discharge his duties hereunder, including, but not by way of limitation, to construe and interpret the Plan (including, without limitation, by supplying omissions from, correcting deficiencies in, or resolving inconsistencies and ambiguities in, the language of the Plan) and determine the amount and time of payment of any benefits hereunder. The Administrator may, from time to time, employ agents and delegate to them such administrative duties as it sees fit, and may from time to time consult with legal counsel who may be counsel to Cleveland- Cliffs. The Administrator shall have no power to add to, subtract from or modify any of the terms of the Plan, or to change or add to any benefits provided under the Plan, or to waive or fail to apply any requirements of eligibility for a benefit under the Plan. No member of the Administrator shall act in respect of his own benefits. All decisions and determinations by the Administrator shall be final and binding on all parties. All decisions of the Administrator shall be made by the vote of the majority, if applicable, including actions and writing taken without a meeting. All elections, notices and directions under the Plan by a Participant shall be made on such forms as the Administrator shall prescribe.

                  B. Cleveland-Cliffs shall be the "Administrator" and the "Plan Sponsor" under the Plan for purposes of ERISA.

                  C. Except to the extent federal law controls, all questions pertaining to the construction, validity and effect of the provisions hereof shall be determined in accordance with the laws of the State of Ohio.

                  D. Whenever there is denied, whether in whole or in part, a claim for benefits under the Plan filed by any person (herein referred to as the "Claimant"), the plan administrator shall transmit a written notice of such decision to the Claimant, which notice shall be written in a manner calculated to be understood by the Claimant and shall contain a statement of the specific reasons for the denial of the claim and statement advising the Claimant that, within 60 days of the date on which he receives such notice, he may obtain review of such decision in accordance with the procedures hereinafter set forth. Within such 60-day period, the Claimant or his authorized representative may request that the claim denial be reviewed by filing with the plan administrator a written request therefor, which request shall contain the following information:

                  (i) the date on which the Claimant's request was filed with the plan administrator; provided, however, that the date on which the Claimant's request for review was in fact filed with the plan administrator shall control in the event that the date of the actual filing is later than the date stated by the Claimant pursuant to this paragraph;

                  (ii) the specific portions of the denial of his claim which the Claimant requests the plan administrator to review;

                  (iii) a statement by the Claimant setting forth the basis upon which he believes the plan administrator should reverse the previous denial of his claim for benefits and accept his claim as made; and

                  (iv) any written material (offered as exhibits) which the Claimant desires the plan administrator to examine in its consideration of his position as stated pursuant to clause (iii) above.

Within 60 days of the date determined pursuant to clause (i) above, the plan administrator shall conduct a full and fair review of the decision denying the Claimant's claim for benefits. Within 60 days of the date of such hearing, the plan administrator shall render its written decision on review, written in a manner calculated to be understood by the Claimant, specifying the reasons and Plan provisions upon which its decision was based.

                  E. Supplemental Pension Plan Benefits shall be subject to applicable withholding and such other deductions as shall at the time of payment be required or appropriate under any Federal, State or Local law. In addition, Cleveland-Cliffs may withhold from a Participant's "other income" (as hereinafter defined) any amount required or appropriate to be currently withheld from such Participant's other income pursuant to any Federal, State or Local law. For purposes of this subparagraph E, "other income" shall mean any remuneration currently paid to a Participant by an Employer.

                  8. AMENDMENT AND TERMINATION. A. Cleveland-Cliffs has reserved and does hereby reserve the right to amend, at any time, any or all of the provisions of the Supplemental Retirement Benefit Plan for all Employers, without the consent of any other Employer or any Participant, Beneficiary or any other person. Any such amendment shall be expressed in an instrument executed by Cleveland-Cliffs and shall become effective as of the date designated in such instrument or, if no such date is specified, on the date of its execution.

                  B. Cleveland-Cliffs has reserved, and does hereby reserve, the right to terminate the Supplemental Retirement Benefit Plan at any time for all Employers, without the consent of any other Employer or of any Participant, Beneficiary or any other person. Such termination shall be expressed in an instrument executed by Cleveland-Cliffs and shall become effective as of the date designated in such instrument, or if no date is specified, on the date of its execution. Any other Employer which shall have adopted the Plan may, with the written consent of Cleveland-Cliffs, elect separately to withdraw from the Plan and such withdrawal shall constitute a termination of the Plan as to it, but it shall continue to be an Employer for the purposes hereof as to Participants or Beneficiaries to whom it owes obligations hereunder. Any such withdrawal and termination shall be expressed in an instrument executed by the terminating Employer and shall become effective as of the date designated in such instrument or, if no date is specified, on the date of its execution.

                  C. Notwithstanding the foregoing provisions hereof, no amendment or termination of the Supplemental Retirement Benefit Plan shall, without the consent of the Participant (or, in the case of his death, his Beneficiary), adversely affect (i) the benefit under the Plan of any Participant or Beneficiary then entitled to receive a benefit under the Plan or (ii) the right of any other Participant to receive upon termination of his employment with the Controlled Group and each Affiliate (or the right of his Beneficiary to receive upon such Participant's death) that benefit which would have been received under the Plan if such employment of the Participant had terminated immediately prior to the amendment or termination of the Plan. Upon any termination of the Plan, each affected Participant's Supplemental Benefit shall be determined and distributed to him or, in the case of his death, to his Beneficiary as provided in paragraph 3 as if the employment of the Participant with the Controlled Group and each Affiliate had terminated immediately prior to the termination of the Plan.

         9. EFFECTIVE DATE. The amended and restated Supplemental Retirement Benefit Plan shall be effective as of January 1, 1997.

                  IN WITNESS WHEREOF, Cleveland-Cliffs Inc, pursuant to the order of its Board of Directors, has executed this amended and restated Supplemental Retirement Benefit Plan at Cleveland, Ohio, this 24th day of April, 1997.

                                             CLEVELAND-CLIFFS INC

                                             By /s/ R. F. Novak
                                                ------------------------------
                                                Vice President - Human Resources

                                    EXHIBIT A
                                    ---------

PENSION PLANS
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Pension Plan for Salaried Employees of Cleveland-Cliffs Inc

Pension Plan for Salaried Employees of the Cleveland-Cliffs Iron
Company and its Associated Employers

Retirement Plan for Salaried Employees of Northshore Mining
Company and Silver Bay Power Company